UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 9, 2012

Date of Report: (Date of earliest event reported)

Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-14602	91-1206026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 9, 2012, Cyanotech Corporation (the “Company”) entered into a sublease amendment described as Supplemental Agreement No. 2 to Modify Sublease No. K-4 dated December 29, 1995 (the “Amendment”) between the Company and the Natural Energy Laboratory of Hawaii Authority (“NEHLA”).  The Amendment is effective retroactively to February 1, 2012 (the “Effective Date”).  The terms of the Amendment include the extension of the sublease term from thirty (30) years to forty (40) years ending December 31, 2035, unless sooner terminated as provided in the original sublease or this Amendment.  Rental fees consist of the greater of a monthly fixed rental fee of $24,932.82 or two percent (2%) of gross sales.  In the last several years, the Company has paid the higher percentage rent amount, as it has exceeded the monthly fixed rental fee.  The terms are subject to rent reopening and redetermination as of February 1, 2017 and as of each fifth (5th) anniversary of the Effective Date of the Amendment thereafter.  Also, as a condition to approval of sublease termination or assignment, a Level One Hazardous Waste Evaluation, together with any necessary abatement and disposal, must be satisfactorily completed to the standards set by the Federal Environmental Protection Agency and the State of Hawaii Department of Land and Natural Resources.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following items are filed as exhibits to this report:

	10.1	Supplemental Agreement No. 2 to Modify Sublease No. K 4 dated December 29, 1995 (Amendment effective February 1, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION

Dated: March 14, 2012	/s/ Jolé Deal
	By:	Jolé Deal, Chief Financial Officer, Vice President of Finance and Administration, Treasurer and Secretary